Exhibit 10.32.1

May 14, 2014

Paul R. Sohmer, MD

2125 Quaker Ridge Road

Croton On Hudson, NY 10520

Re:	First Amendment to Employment Agreement

Dear Paul:

The purpose of this document (the “Employment Agreement Amendment”) is to amend specific paragraphs of the May 8, 2013 employment agreement (the “Employment Agreement”) between you and BG Medicine, Inc. (the “Company”), in order to reflect negotiated and mutually acceptable new provisions pertaining to your continued employment with the Company. In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following terms, effective as of the date on which you sign this Employment Agreement Amendment (the “Effective Date”):

1. The second sentence of Section 2.e. of the Employment Agreement is hereby deleted and replaced in its entirety with the following sentence:

“Between the Start Date and December 31, 2014, you shall be entitled to reimbursement of reasonable and ordinary course travel and relocation expenses from your home in Croton on Hudson, New York to the Waltham, Massachusetts vicinity, subject to a maximum reimbursement of one hundred thousand dollars ($100,000), inclusive of any and all reimbursements for travel and relocation expenses incurred during the period from the Start Date through December 31, 2014.”

For ease of reference, such Section 2.e., as amended, shall read as follows:

e. Relocation Expenses. You acknowledge and agree that you shall perform the services hereunder at the Company’s principal place of business in Waltham, Massachusetts beginning on the Start Date. Between the Start Date and December 31, 2014, you shall be entitled to reimbursement of reasonable and ordinary course travel and relocation expenses from your home in Croton on Hudson, New York to the Waltham, Massachusetts vicinity, subject to a maximum reimbursement of one hundred thousand dollars ($100,000), inclusive of any and all reimbursements for travel and relocation expenses incurred during the period from the Start Date through December 31, 2014. Such expenses shall include the cost of the rental of an apartment or use of a hotel room in the Waltham, Massachusetts vicinity; the cost of travel to and from your home to the Waltham, Massachusetts vicinity; expenses related to the search for a permanent residence in the Waltham, Massachusetts vicinity; and the cost of moving your family and tangible possessions to the Waltham, Massachusetts vicinity.

2. Except as specifically modified herein, the terms of the Employment Agreement (and any agreements and/or agreement provisions specifically referenced as surviving therein), shall remain in full force and effect. Without limiting the foregoing, the parties expressly acknowledge and agree that this Employment Agreement Amendment shall not impact your continuing obligations under your Non-Competition, Confidentiality and Intellectual Property Agreement, which remain in full force and effect according to their terms.

3. The parties acknowledge and agree that this amendment constitutes a proper modification of the Employment Agreement by written agreement executed by the parties, pursuant to Section 9.b. of the Employment Agreement.

4. You expressly acknowledge and agree that neither this Employment Agreement Amendment nor the parties’ performance hereunder constitutes a constructive discharge or good reason under any agreement between you and the Company or any Company policy or plan applicable to you, and you irrevocably waive, renounce and relinquish your right to claim that it constitutes a constructive discharge or good reason under any such agreement, policy or plan.

5. By signing this Employment Agreement Amendment, you acknowledge that you have been afforded sufficient time to understand its terms, that your agreement herein is made voluntarily and knowingly, and that neither the Company nor its representatives have made any representations inconsistent with its provisions.

6. This Employment Agreement Amendment may be signed on one or more copies, each of which when signed will be deemed to be an original, and all of which together will constitute one and the same agreement.

[Signature Page to Follow]

If the foregoing correctly sets forth our understanding, please sign, date and return a copy of this Employment Agreement Amendment to Stacie Rader, and keep one copy for your files. We look forward to continuing a productive and mutually beneficial relationship.

Very truly yours, BG Medicine, Inc.

By:
Authorized Signatory BG Medicine, Inc.

Accepted and Agreed to:

Paul R. Sohmer, MD

May 14, 2014
Date

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